Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® RECEIVES TWO GLOBAL EXCELLENCE AWARDS

Mail Express™ and TappIn™ by GlobalSCAPE® recognized for security and mobility

SAN ANTONIO, Texas -March 7, 2012-For the second consecutive year, GlobalSCAPE Inc. (NYSE Amex: GSB) was recognized by Info Security Products Guide as a "Global Excellence Award" winner. GlobalSCAPE's Mail Express™ and TappIn™ by GlobalSCAPE® both took top honors for 2012 in the "Email Management and Security" and the "Software as a Service (SaaS)/Cloud Solutions" categories, respectively. GlobalSCAPE's Managed Information Xchange solution captured the SaaS/Cloud Solution award in 2011.

"Mail Express and TappIn demonstrate our market-leading approach to innovation and development," says GlobalSCAPE CEO Jim Morris. "Whether we are building solutions from the ground up or adding them through targeted acquisitions, like TappIn, that bring long term value to our customers, GlobalSCAPE is committed to enabling businesses and consumers to access and share information quickly, securely, and reliably."

Mail Express allows Microsoft® Outlook users to seamlessly and securely send and receive large files, up to 25 GB, in lieu of alternatives like private email accounts, social media sites, CDs, and USB drives-options that are cumbersome to use or provide inadequate security. In addition, Mail Express increases visibility, oversight, and security of file transfers while reducing IT help desk involvement and offloading attachments from expensive email storage.

TappIn by GlobalSCAPE allows users to instantly access and securely share all files stored on an office or home computer from any web browser and all popular mobile devices, eliminating the need for uploading, syncing, or paying for additional cloud storage. The TappIn service securely accesses the user's existing storage devices, allows sharing files of any size, and provides encryption to safeguard content.

The Global Excellence Awards are awarded by the Info Security Products Guide, the industry's leading information security research and advisory guide, and recognizes excellence in all areas of information security including the industry's best products, people, and companies. A panel of more than 50 judges from a broad spectrum of industries around the world determines the finalists and winners. Winners this year were announced during an awards dinner and presentation on Feb. 29, 2012 in San Francisco.

For more information about Mail Express and TappIn by GlobalSCAPE, please visit www.globalscape.com.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP(R) product, GlobalSCAPE has been helping businesses and consumers -- including 15,000 companies in more than 150 countries -- facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music -- anytime, from anywhere -- easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.